Exhibit 99.1
The CATO Corporation
NEWS RELEASE
FOR IMMEDIATE RELEASE
CEO Approval _______
For Further Information Contact:
          John R. Howe
          Executive Vice President
          Chief Financial Officer
          704-551-7315
CATO ANNOUNCES PROMOTION OF NEW CONTROLLER

Charlotte, NC (January 29, 2009) — The Cato Corporation (NYSE: CTR) announced today the promotion of Jeff Shock to Senior Vice President, Controller. Mr. Shock will report to John Howe, Executive Vice President and Chief Financial Officer and be responsible for corporate finance, financial reporting and SEC compliance and will be the Company’s principal accounting officer. Mr. Shock joined Cato in January 2005 as Vice President, Internal Audit. Prior to joining Cato, Mr. Shock was Divisional Vice President, Merchandise Planning and Analysis for OfficeMax, Inc., Director of Internal Audit at Payless ShoeSource, and Director of Corporate Audit at Revco D. S., Inc.
“I am pleased to announce Jeff Shock’s promotion to lead our accounting and financial reporting responsibilities,” commented John Cato, the Company’s Chairman, President, and Chief Executive Officer. “Jeff has been an integral part of our financial management team and we look forward to his continued contribution toward Cato’s success.”
The Cato Corporation is a leading specialty retailer of value-priced women’s fashion apparel operating two divisions, “Cato” and “It’s Fashion”. The Company’s Cato division offers exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices, every day. The It’s Fashion division offers fashion with a focus on
8100 Denmark Road
P.O. Box 34216
Charlotte, NC 28234
(704) 554-8510

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the latest trendy styles and nationally recognized urban brands for the entire family at low prices every day. As of January 8, 2009, the Company operated 1,281 stores in 31 states. Additional information on The Cato Corporation is available at www.catocorp.com.
8100 Denmark Road
P.O. Box 34216
Charlotte, NC 28234
(704) 554-8510

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